EXHIBIT 10.23
                                  -------------

                                 LOAN AGREEMENT
                                 --------------


      THIS LOAN AGREEMENT ("Agreement"), dated as of the 29th day of October, 1999, is made and entered into on the terms and conditions hereinafter set forth, by and among EUROPEAN MICRO HOLDINGS, INC., a Nevada corporation with principal offices at 6073 N.W. 167th Street, Unit C-25, Miami, Florida 33015 ("Borrower"), AMERICAN MICRO COMPUTER CENTER, INC., a Florida corporation ("American Micro"), NOR'EASTER MICRO, INC., a Nevada corporation ("Nor'easter"; American Micro and Nor'easter are sometimes hereinafter collectively referred to as " Corporate Guarantors"), and SOUTHTRUST BANK, NATIONAL ASSOCIATION, a national banking association with offices in Nashville, Tennessee ("Lender").

      WHEREAS, Borrower has requested that Lender make available to Borrower a term loan in the original principal amount of $1,500,000 (the "Loan") on the terms and conditions hereinafter set forth, and for the purpose(s) hereinafter set forth; and

      WHEREAS, in order to induce Lender to make the Loan to Borrower, Borrower and Corporate Guarantors have made certain representations to Lender; and

      WHEREAS, Lender, in reliance upon the representations and inducements of Borrower and Corporate Guarantors, has agreed to make the Loan upon the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Corporate Guarantors and Lender hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS
                                   -----------


      As used in this Agreement, the following terms shall have the indicated meanings:

      "Compliance Certificate" shall have the meaning assigned to such term in SUBSECTION 5.3(A) of this Agreement.

      "Event of Default" shall have the meaning assigned to such term in SECTION
7.1 of this Agreement.

      "Guaranties" shall mean, collectively, one or more Continuing Guaranties of even date herewith, executed in favor of Lender by Guarantors.

      "Guarantors" shall mean, collectively, Corporate Guarantors and Individual Guarantors.

      "Individual Guarantors" shall mean, collectively, John B. Gallagher and Harry D. Shields.

      "Loan Documents" shall mean, collectively, the Security Instruments, together with the Note and any other instruments and documents now or hereafter evidencing, securing or in any way related to the indebtednesses evidenced by the Note.

      "Note" shall mean that certain Secured Promissory Note of even date herewith, in the principal amount of $1,500,000, made and executed by Borrower, payable to the order of Lender, evidencing the indebtedness of Borrower to Lender in connection with the Loan, together with any and all extensions, modifications, renewals, restatements and/or replacements thereof.

      "Pledge Agreements" shall mean those two (2) certain Pledge and Security Agreements of even date herewith, executed by Individual Guarantors, in favor of Lender.

      "Pledge Securities" shall mean the securities pledged to Lender pursuant to the Pledge Agreements.

      "Secured Obligations" shall have the meaning assigned such term in SECTION
3.3 of this Agreement.

      "Security Instruments" shall mean, collectively, this Agreement, the Guaranties, and any other instruments, documents or agreements now or hereafter securing the Secured Obligations, whether by specific or general reference.


                                   ARTICLE II

                                    THE LOAN
                                    --------

      II.1 REPAYMENT. The indebtedness of Borrower to Lender in connection with the Loan shall be evidenced by, and payable in accordance with the terms of, the Note.

      II.2 COMMITMENT FEE. Upon execution of this Agreement, Borrower shall pay to Lender a non-refundable commitment fee in the amount of $7,500.00.

      II.3 PURPOSE. The purpose of the Loan shall be to finance Borrower's additional working capital needs resulting from its purchase of one hundred percent (100%) of the issued and outstanding stock of American Micro.


                                   ARTICLE III

                                    SECURITY
                                    --------

      III.1 SECURITY.   The  Secured  Obligations  are and shall  continue to be
secured by the Guaranties, the Pledge Agreements and the other Security Instruments.

      III.2 VALUE OF PLEDGED SECURITIES. As of the date hereof, the Pledged Securities shall have an aggregate market value of not less than $3,000,000, as determined by Lender. If, at any time, the market value of the Pledged Securities (as determined by Lender from time to time) is less than $3,000,000,

Borrower shall cause Individual Guarantors to promptly (and in any event not later than three (3) days after written notice from Lender to Individual Guarantors) pledge to Lender additional stock in Borrower (or other marketable securities acceptable to Lender) in an amount necessary to cause the market value of the Pledged Securities and such additional stock pledged to Lender to be not less than $3,000,000.

      III.3 SECURED OBLIGATIONs.  Without   limiting   any   of   the provisions
thereof, the Security Instruments shall secure:

            (a) The full and timely payment of the indebtednesses evidenced by the Note, together with interest thereon, and any extensions, modifications and/or renewals thereof and any notes given in payment thereof,

            (b) The full and prompt performance of all of the obligations of Borrower to Lender under the Loan Documents,

            (c) The full and prompt payment of all expenses and costs of whatever kind incident to the collection of the indebtednesses evidenced by the Note, the perfection, enforcement or protection of the security interests of the Security Instruments or the exercise by Lender of any rights or remedies of Lender with respect to the indebtednesses evidenced by the Note, including but not limited to reasonable attorney's fees and expenses incurred by Lender, all of which Borrower agrees to pay to Lender upon demand,

            (d) The full and prompt payment of the indebtednesses and obligations of Corporate Guarantors to Lender evidenced and/or secured by
      (i) that certain Loan and Security Agreement of even date herewith, by and among Lender, Borrower and Corporate Guarantors, entered into in connection with that certain line of credit from Lender to American Micro in the original principal amount of $1,500,000, and (ii) that certain Loan and Security Agreement of even date herewith, by and among Lender, Borrower and Corporate Guarantors, entered into in connection with that certain line of credit from Lender to Nor'easter, in the maximum principal amount of $1,500,000, together with any and all renewals, amendments and modifications thereof, and

            (e) The full and prompt payment and performance of any and all other indebtednesses and other obligations of Borrower or either Corporate Guarantor to Lender, direct or contingent (including but not limited to obligations incurred as indorser, guarantor or surety), however evidenced or denominated, and however and whenever incurred, including but not limited to indebtednesses incurred pursuant to any present or future commitment of Lender to Borrower or either Corporate Guarantor, together with interest thereon, and any extensions, modifications and/or renewals thereof and any notes given in payment thereof.

All of the foregoing indebtedness and other obligations are herein collectively referred to as the "Secured Obligations".

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

      Borrower and Corporate Guarantors hereby represent and warrant to Lender as follows:

      IV.1 CORPORATE STATUS. Borrower and Nor'easter are corporations duly organized, validly existing and in good standing under the laws of the State of Nevada. American Micro is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Borrower and each Corporate Guarantor has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and the other Loan Documents to which it is a party. Borrower and each Corporate Guarantor is duly qualified to do business and in good standing in each state in which a failure to be so qualified would have a material adverse effect on its financial position or its ability to conduct its business in the manner now conducted.

      IV.2 AUTHORIZATION. Borrower and each Corporate Guarantor has full legal right, power and authority to conduct its business and affairs in the manner contemplated by the Loan Documents, and to enter into and perform its obligations thereunder, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement, the borrowing hereunder, the execution and delivery of each Loan Document to which Borrower or either Corporate Guarantor is a party, and the performance by Borrower and each Corporate Guarantor of its obligations thereunder are within the corporate powers of Borrower or Corporate Guarantors and have been duly and properly authorized by all necessary corporate action, have received all necessary governmental approvals, if any were required, and do not and will not contravene or conflict with any provision of law, any applicable judgment, ordinance, regulation or order of any court or governmental agency, the charters or by-laws of Borrower or Corporate Guarantors, or any agreement binding upon Borrower, Corporate Guarantors or their properties. The officer(s) executing this Agreement and all of the other Loan Documents to which Borrower and Corporate Guarantors are a party are duly authorized to act on behalf of Borrower and Corporate Guarantors.

      IV.3 VALIDITY AND BINDING EFFECT. This Agreement and the other Loan Documents are the legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms.

      IV.4 OTHER TRANSACTIONS. Consummation of the transactions hereby contemplated and the performance of the obligations of Borrower and Corporate Guarantors under and by virtue of the Loan Documents will not result in any breach of, or constitute a default under, any mortgage, security deed or agreement, deed of trust, lease, bank loan or credit agreement, corporate charter or by-laws, agreement or certificate of limited partnership, partnership agreement, license, franchise or any other instrument or agreement to which Borrower or either Corporate Guarantor is a party or by which Borrower, Corporate Guarantors or their properties may be bound or affected.

      IV.5 PLACES OF BUSINESS. Borrower's chief place of business and chief executive office has the address of 6073 N.W. 167th Street, Miami, Florida 33015. Borrower's additional business locations are set forth in attached
SCHEDULE 4.5.

      IV.6 LITIGATION. There are no actions, suits or proceedings pending, or, to the knowledge of Borrower or either Corporate Guarantor, threatened, against or affecting Borrower or any Guarantor or involving the validity or enforceability of any of the Loan Documents or the priority of the liens thereof, at law or in equity, or before any governmental or administrative agency, except actions, suits and proceedings that are fully covered by insurance and that, if adversely determined, would not impair the ability of Borrower or Guarantors to perform each and every one of their respective obligations under and by virtue of the Loan Documents; and to the knowledge of Borrower and Corporate Guarantors, neither Borrower nor any Guarantor is in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

      IV.7 FINANCIAL STATEMENTS. The financial statement(s) of Borrower and Guarantors heretofore delivered to Lender are true and correct in all respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the financial condition of the subjects thereof as of the date(s) thereof. No material adverse change has occurred in the financial condition of Borrower or any Guarantor since the date(s) thereof, and no additional borrowings have been made by Borrower or any Guarantor since the date(s) thereof.

      IV.8  NO DEFAULTS. No   default   or   event   of  default  by Borrower or
Guarantors exists under this Agreement or any of the other Loan Documents, or under any other instrument or agreement to which Borrower or any Guarantor is a party or by which Borrower, Guarantors or their properties may be bound or affected, and no event has occurred and is existing that with notice or the passage of time or both would constitute a default or event of default thereunder.

      IV.9 COMPLIANCE WITH LAW. Borrower and Corporate Guarantors have obtained all necessary licenses, permits and governmental approvals and authorizations necessary or proper in order to conduct their business and affairs as heretofore conducted and as intended to be conducted hereafter. To the knowledge of Borrower and Corporate Guarantors, Borrower and Corporate Guarantors are in compliance with all laws, regulations, decrees and orders applicable to them (including but not limited to laws, regulations, decrees and orders relating to occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition). Neither Borrower nor either Corporate Guarantor has received, nor expects to receive, any order or notice of any violation or claim of violation of any law, regulation, decree, rule, judgment or order of any governmental authority or agency relating to the ownership and/or operation of its properties, as to which the cost of compliance is or might be material and the consequences of noncompliance would or might be materially adverse to its business, operations, property or financial condition, or which would or might impair its ability to perform its obligations under the Loan Documents to which it is a party.

      IV.10 ENVIRONMENTAL MATTERS.

            (a) As used in this SECTION 4.10 and in SECTION 5.11 hereof, the following terms shall have the indicated meanings:

            "BUSINESS" means all of Borrower's and Corporate Guarantors' assets, both real and personal, tangible and intangible, now existing or hereafter acquired and wherever located, and all of Borrower's and Corporate Guarantors' current and future business operations at all locations and in all jurisdictions.

            "ENVIRONMENTAL AUTHORITIES" means all federal, state and local governmental bodies, authorities or agencies and all public corporations created and/or empowered to administer, regulate and/or enforce Environmental Laws, including without limitation the U.S.
      Environmental Protection Agency.

            "ENVIRONMENTAL LAWS" means any and all federal, state, regional, county or local laws, statutes, rules, regulations or ordinances relating to the generation, recycling, use, reuse, sale, storage, handling, transport, treatment or disposal of Hazardous Materials, including without limitation the Comprehensive Environmental Response Compensation Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.ss.9601 ET seq. ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. ss.ss.6901 ET seq. ("RCRA"), the Tennessee Hazardous Waste Management Act, T.C.A. ss.ss.68-46-101 ET seq., and any rules, regulations and guidance documents promulgated or published thereunder, and any state, regional, county or local statute, law, rule, regulation or ordinance relating to public health, safety or the discharge, emission or disposal of Hazardous Materials or Hazardous Wastes in or to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of asbestos, polychlorinated biphenyls, petroleum, petroleum derivatives or by-products, other hydrocarbons or urea formaldehyde, to the treatment, storage, disposal or management of Hazardous Materials, to exposure to Hazardous Materials, to the transportation, storage, disposal, management or release of gaseous or liquid substances, and any regulation, order, injunction, judgment, declaration, notice or demand issued thereunder.

            "HAZARDOUS  MATERIALS"  means  any  hazardous,  toxic  or  dangerous materials, substances, chemicals, waste or pollutants that from time to time are defined by or pursuant to or are regulated under any Environmental Laws, including without limitation asbestos, polychlorinated biphenyls, petroleum, petroleum derivatives or by-products, other hydrocarbons, urea formaldehyde and any material, substance, pollutant or waste that is defined as a hazardous waste under RCRA or defined as a hazardous substance under CERCLA.

            "HAZARDOUS WASTES" means Hazardous Materials that are or become "wastes" or "solid wastes" as such terms are used in RCRA.

            "PROPERTY" means all real property now or hereafter constituting a part of, or otherwise used or operated by Borrower or Corporate Guarantors in connection with, the Business.

            (b) Borrower and Corporate Guarantors represent and warrant to Lender as follows:

                 (i) The Property is being operated by Borrower and Corporate Guarantors in full compliance with Environmental Laws, and Borrower and Corporate Guarantors have obtained, maintained and is in good standing under all approvals, consents, certificates, licenses and permits required by Environmental Laws with respect to the Property.

                 (ii) To the knowledge of Borrower and Corporate Guarantors, the Property is free of all Hazardous Wastes and is free of all Hazardous Materials other than those maintained therein or thereon in full compliance with Environmental Laws. Borrower and Corporate Guarantors have not caused or permitted the Property to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials except in full compliance with Environmental Laws.

                  (iii) Neither Borrower nor either Corporate Guarantor has received notice, nor has knowledge, of any noncompliance with or violation of any Environmental Laws with respect to the Property or the Business.

      IV.11 NO BURDENSOME RESTRICTIONS. No instrument, document or agreement to which Borrower or any Guarantor is a party or by which it or its properties may be bound or affected materially adversely affects, or may reasonably be expected so to affect, its business, operations, property or financial condition.

      IV.12 TAXES. Borrower and each Guarantor has filed or caused to be filed all tax returns that to its knowledge are required to be filed (except for returns that are not yet due), and has paid all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved). No tax liens have been filed against Borrower, Guarantors or any of their property.


                                    ARTICLE V

                            COVENANTS AND AGREEMENTS
                            ------------------------

      Borrower and Corporate Guarantors covenant and agree that during the term of this Agreement:

      V.1 PAYMENT OF SECURED OBLIGATIONS. Borrower shall pay the indebtednesses evidenced by the Note according to the terms thereof, and shall timely pay or perform, as the case may be, all of the other Secured Obligations.

      V.2 FURTHER ASSURANCES. Borrower will take all actions (or cause all actions to be taken) requested by Lender to create and maintain in Lender's favor valid liens upon, security titles to and/or perfected security interests in any collateral described in the Security Instruments and all other collateral for the Secured Obligations now or hereafter held by or for Lender.

      V.3 FINANCIAL STATEMENTS AND REPORTS. Borrower and Corporate Guarantors shall furnish to Lender such financial data as Lender may reasonably request. Without limiting the foregoing, Borrower and Corporate Guarantors shall furnish to Lender (or cause to be furnished to Lender) the following:

            (a) as soon as practicable and in any event within ninety (90) days after the end of each fiscal year of Borrower and Corporate Guarantors, consolidated and consolidating balance sheets of Borrower and Corporate Guarantors as of the close of such fiscal year, consolidated and consolidating statements of earnings and retained earnings of Borrower and Corporate Guarantors as of the close of such fiscal year, and consolidated and consolidating statements of cash flows for Borrower and Corporate Guarantors for such fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied, audited in accordance with generally accepted auditing standards by independent certified public accountants satisfactory to Lender in its reasonable judgment, and accompanied by the unqualified favorable opinion of such accountants and a certificate of the chief executive or chief financial officers of Borrower and Corporate Guarantors, stating that, to the best of the knowledge of such officers, Borrower and Corporate Guarantors have kept, observed, performed and fulfilled each covenant, term and condition of this Agreement and the other Loan Documents during such fiscal year and that no Event of Default hereunder has occurred and is continuing (or if an Event of Default has occurred and is continuing, specifying the nature of same, the period of existence of same and the action Borrower and Corporate Guarantors propose to take in connection therewith), and setting forth calculations of the financial covenants set forth in ARTICLE VI of this Agreement (a "Compliance Certificate");

            (b) within forty-five (45) days of the end of the first three (3) fiscal quarters of each fiscal year of Borrower and Corporate Guarantors, consolidated and consolidating balance sheets of Borrower and Corporate Guarantors as of the close of such quarter and consolidated and consolidating statements of earnings and retained earnings of Borrower and Corporate Guarantors as of the close of such quarter, all in reasonable detail, and prepared substantially in accordance with generally accepted accounting principles consistently applied, certified by the chief executive or chief financial officers of Borrower and Corporate Guarantors as being true and correct, and accompanied by a Compliance Certificate;

            (c) within thirty (30) days of the end of each calendar month, non-consolidated balance sheets of Borrower and each Corporate Guarantor as of the close of such month, and non-consolidated statements of earnings and retained earnings of Borrower and each Corporate Guarantor as of the close of such month, all in reasonable detail, and prepared substantially in accordance with generally accepted accounting principles consistently applied, certified by the chief executive or chief financial officers of Borrower and Corporate Guarantors as being true and correct, and accompanied by a Compliance Certificate;

            (d) promptly upon receipt thereof, copies of all accountants' reports and accompanying financial reports submitted to Borrower or either Corporate Guarantor by independent accountants in connection with each annual examination of Borrower and Corporate Guarantors; and

            (e) from time to time, personal financial statements of each Individual Guarantor, in form satisfactory to Lender, such that at all times Lender shall have personal financial statements of each Individual Guarantor on file that are not more than one (1) year old.

      V.4 MAINTENANCE OF BOOKS AND RECORDS; INSPECTION. Borrower and Corporate Guarantors shall maintain their books, accounts and records in accordance with generally accepted accounting principles consistently applied, and permit

Lender, its officers and employees and any professionals designated by Lender in writing, at any time to visit and inspect any of their properties (including but not limited to the collateral security described in the Security Instruments), corporate books and financial records, and to discuss their accounts, affairs and finances with any employee, officer or director thereof.

      V.5 INSURANCE. Without limiting any of the requirements of any of the other Loan Documents, Borrower shall maintain, in amounts satisfactory to Lender
(a) public liability insurance, (b) worker's compensation insurance (or maintain a legally sufficient amount of self insurance against worker's compensation liabilities, with adequate reserves, under a plan approved by Lender), (c) fire and "all risk" casualty insurance on its properties (including but not limited to the collateral security now or hereafter securing payment and performance of the Secured Obligations), against such hazards and in at least such amounts as are customary in the type of business in which Borrower is engaged, and (d) rent or business interruption insurance against loss of income arising out of damage or destruction by such hazards as presently are included in so called "all risk coverage". At the request of Lender, Borrower will deliver forthwith a certificate, executed by a duly authorized representative of the insurer(s), specifying the details of such insurance in effect.

      All policies of insurance shall provide that at least thirty (30) days' prior written notice of cancellation or modification of the policy shall be given to Lender by the insurer, and all policies of casualty insurance covering any tangible security for the Secured Obligations shall be payable to Borrower and Lender as their respective interests may appear. Borrower agrees that there shall be no recourse against Lender for the payment of premiums, commissions, assessments or advances in respect of any such policy, and at Lender's request shall provide Lender with the agreement of the insurer(s) to this effect.

      At the request of Lender, all policies of casualty insurance covering any tangible security for the Secured Obligations shall be delivered to and held by Lender. Borrower shall act expeditiously in the adjustment and settlement of claims under such policies in order to preserve the greatest possible value reasonably obtainable in respect of such claims. Following the occurrence of an Event of Default, Lender may, at its option, act as attorney in fact for Borrower in adjusting and settling claims under such insurance and endorsing any drafts with respect thereto, and this power, being coupled with an interest, shall be irrevocable prior to payment in full of the indebtednesses evidenced by the Note and performance of all of the obligations of Borrower to Lender in connection therewith, and any insurer is hereby instructed to rely upon Lender's representation that an Event of Default has occurred hereunder without further inquiry or investigation.

      V.6 TAXES AND ASSESSMENTS; TAX INDEMNITY. Borrower and each Corporate Guarantor shall (a) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency,
(b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon Borrower or either Corporate Guarantor, upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that Borrower and Corporate Guarantors in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves are maintained with respect thereto.

      V.7 CORPORATE EXISTENCE. Borrower and each Corporate Guarantor shall maintain its corporate existence and good standing in the state of its incorporation, and its qualification and good standing as a foreign corporation in each jurisdiction in which such qualification is necessary pursuant to applicable law.

      V.8 COMPLIANCE WITH LAW AND OTHER AGREEMENTS. Borrower and each Corporate Guarantor shall maintain its business operations and property owned or used in connection therewith in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which Borrower or either Corporate Guarantor is a party or by which Borrower, either Corporate Guarantor or any of their properties is bound. Without limiting the foregoing, Borrower and each Corporate Guarantor shall pay all of its indebtedness promptly in accordance with the terms thereof.

      V.9 NOTICE OF DEFAULT. Borrower and Corporate Guarantors shall give written notice to Lender of the occurrence of any default, event of default or Event of Default under this Agreement or any other Loan Document promptly upon the occurrence thereof.

      V.10 NOTICE OF LITIGATION. Borrower and Corporate Guarantors shall give notice, in writing, to Lender of (a) any actions, suits or proceedings wherein the amount at issue is in excess of $250,000, instituted by any persons against Borrower or any Guarantor, or affecting any of the assets of Borrower or any Guarantor, and (b) any dispute, not resolved within sixty (60) days of the commencement thereof, between Borrower or any Guarantor on the one hand and any governmental or regulatory body on the other hand, which might reasonably be expected to have a material adverse effect on the business operations or financial condition of Borrower or either Corporate Guarantor.

      V.11  ENVIRONMENTAL MATTERS.

            (a) Borrower and Corporate Guarantors will cause the Property to remain free of all Hazardous Wastes, and to remain free of all Hazardous Materials other than those maintained therein or thereon in full compliance with Environmental Laws. Neither Borrower nor either Corporate Guarantor will cause or permit the Property to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials except in full compliance with Environmental Laws.

            (b) Borrower and Corporate Guarantors will notify Lender immediately if they receive any notice or obtain knowledge of any noncompliance with or violation of any Environmental Laws with respect to the Property or the Business.

            (c) In the event that Hazardous Materials unrelated to the Business, or Hazardous Wastes, are discovered on or are brought onto the Property, Borrower and Corporate Guarantors will cause such Hazardous Materials or Hazardous Wastes to be removed and disposed of promptly and in full compliance with Environmental Laws. Borrower and Corporate Guarantors will provide Lender prior written notice of such removal and disposal actions.

            (d)  Borrower  and  Corporate   Guarantors   will  comply  with  all
      Environmental  Laws in all  jurisdictions  in  which  Borrower  or  either

      Corporate Guarantor operates, now or in the future, and will comply with all Environmental Laws that in the future become applicable to the Property or the Business.

      V.12 MERGERS, CONSOLIDATIONS, ACQUISITIONS AND SALES. Without the prior express written consent of Lender, neither Borrower nor either Corporate
Guarantor shall (a) be a party to any merger, consolidation or corporate reorganization, (b) purchase or otherwise acquire all or substantially all of the assets or stock of, or any partnership or joint venture interest in, any other person, firm or entity, (c) sell, transfer, convey, grant a security interest in or lease all or any substantial part of its assets, nor (d) create any subsidiaries nor convey any of its assets to any subsidiary; provided, however, Borrower or either Corporate Guarantor may make acquisitions of all or substantially all of the stock or assets of other entities, so long as (i) no Event of Default exists hereunder, (ii) the purchase price payable in connection with each such acquisition, including the fair market value of any non-cash consideration, does not exceed $5,000,000, and (iii) any subsidiary of Borrower or either Corporate Guarantor created or acquired in connection with any such acquisition shall guarantee the indebtedness of Borrower to Lender and grant Lender a security interest in all of its assets to secure its obligations and the obligations of Borrower to Lender, all pursuant to documentation in form and substance satisfactory to Lender in all respects.

      V.13 MANAGEMENT, OWNERSHIP. Neither Borrower nor either Corporate Guarantor shall permit any significant change in its ownership, executive staff or management without the prior written consent of Lender. The ownership, executive staff and management of Borrower and Corporate Guarantors are material factors in Lender's willingness to institute and maintain a lending relationship with Borrower.

      V.14 DIVIDENDS, ETC. Neither Borrower nor either Corporate Guarantor shall declare or pay any dividend of any kind, in cash or in property, on any class of its capital stock, nor purchase, redeem, retire or otherwise acquire for value any shares of such stock, nor make any distribution of any kind in respect thereof, nor make any return of capital to shareholders, nor make any payments in respect of any pension, profit sharing, retirement, stock option, stock bonus, incentive compensation or similar plan (except as required or permitted hereunder), without the prior written consent of Lender. Without limiting the foregoing, not less than seventy-five percent (75%) of the net proceeds of any equity offering by Borrower or either Corporate Guarantor shall be retained and shall not be paid out as dividends or otherwise distributed to shareholders.

      V.15 GUARANTIES; LOANS. Neither Borrower nor either Corporate Guarantor shall guarantee nor be liable in any manner, whether directly or indirectly, or become contingently liable after the date of this Agreement in connection with the obligations or indebtedness of any person or persons, except for the indorsement of negotiable instruments payable to Borrower or Corporate Guarantors for deposit or collection in the ordinary course of business. Neither Borrower nor either Corporate Guarantor shall make any loan, advance or extension of credit to any person other than in the normal course of its business.

      V.16 DEBT. Neither Borrower nor either Corporate Guarantor shall create, incur, assume or suffer to exist indebtedness of any description whatsoever in an aggregate amount in excess of $250,000 (excluding any indebtedness of Borrower or either Corporate Guarantor to Lender, trade accounts payable and accrued expenses incurred in the ordinary course of business and the indorsement of negotiable instruments payable to Borrower or Corporate Guarantors for deposit or collection in the ordinary course of business).

      V.17 CONDUCT OF BUSINESS. Borrower and Corporate Guarantors will continue to engage, in an efficient and economical manner, in a business of the same general type as conducted by them on the date of this Agreement.

      V.18 PLACES OF BUSINESS. Borrower will not change the location of its chief place of business, chief executive office or any place of business disclosed to Lender pursuant to SECTION 4.5 hereof, without thirty (30) days' prior written notice to Lender in each instance.

      V.19 ERISA PLAN. If Borrower has in effect, or hereafter institutes (with Lender's consent, as hereinafter provided), a pension plan that is subject to the requirements of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No. 93 406, September 2, 1974, 88 Stat. 829, 29 U.S.C.A. ss. 1001
ET Seq. (1975), as amended from time to time ("ERISA"), then the following warranty and covenants shall be applicable during such period as any such plan (the "Plan") shall be in effect: (a) Borrower hereby warrants that no fact that might constitute grounds for the involuntary termination of the Plan, or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, exists at the time of execution of this Agreement, (b) Borrower hereby covenants that throughout the existence of the Plan, Borrower's contributions under the Plan will meet the minimum funding standards required by ERISA and Borrower will not institute a distress termination of the Plan, (c) Borrower hereby covenants that the Plan's annual financial and actuarial statements and the Plan's annual Form 5500 information return will be filed with Lender within thirty (30) days of the preparation thereof, and (d) Borrower covenants that it will send to Lender a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the Pension Benefit Guaranty Corporation, at the time that such notice is so filed.

      No Plan shall be instituted by Borrower unless Lender shall have given its written consent thereto.

                                   ARTICLE VI

                               FINANCIAL COVENANTS
                               -------------------

      VI.1 NET WORTH REQUIREMENTS. Borrower and Corporate Guarantors shall at all times maintain a minimum tangible net worth of $12,000,000, calculated on a consolidated basis. For purposes of this covenant, "tangible net worth" shall refer to the excess of Borrower's and Corporate Guarantors' total assets above the sum of their intangible assets plus total liabilities (exclusive of any debt subordinated to indebtedness of Borrower or Corporate Guarantors to Lender), all determined in accordance with generally accepted accounting principles consistently applied.

      VI.2 DEBT TO WORTH RATIO. Borrower and Corporate Guarantors shall at all times maintain a ratio of total liabilities (exclusive of any debt subordinated to indebtedness of Borrower or Corporate Guarantor to Lender) to tangible net worth of not more than 2.0 to 1.0, calculated on a consolidated basis. For purposes of this covenant, "tangible net worth" shall have the meaning set forth in SECTION 6.1 hereof.


      VI.3 INTEREST COVERAGE RATIO. Borrower and Corporate Guarantors shall maintain a ratio of earnings before interest and taxes to interest expense, all determined in accordance with generally accepted accounting principles consistently applied, calculated on a consolidated basis as of the last day of each September, December, March and June, for the then-previous twelve-month period (beginning September 30, 1999), of not less than 4.0 to 1.0.


                                   ARTICLE VII

                              DEFAULT AND REMEDIES
                              --------------------

      VII.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an Event of Default hereunder:

            (a) Failure to make payment of the principal of or interest on the indebtedness evidenced by the Note within five (5) days of when due;

            (b) Any misrepresentation by Borrower or any Guarantor as to any material matter hereunder or under any of the other Loan Documents, or delivery by Borrower or any Guarantor of any schedule, statement, resolution, report, certificate, notice or writing to Lender that is untrue in any material respect on the date as of which the facts set forth therein are stated or certified;

            (c) Failure of Borrower or any Guarantor to perform any of its obligations under SECTIONS 5.6, 5.8 or 5.11 of this Agreement within fifteen (15) days after the earlier of (i) written notice from Lender to Borrower of such failure to perform, or (ii) the date Borrower becomes aware of such failure to perform;

            (d) Failure of Borrower or any Guarantor to perform any other of its
      obligations   under  this  Agreement,   the  Note,  any  of  the  Security
      Instruments or any of the other Loan Documents;

            (e) Borrower or any Guarantor (i) shall generally not pay or shall be unable to pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors or petition or apply to any court or tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding or case under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding or case commenced against it in which an order for relief is entered or an adjudication or appointment is made; or (v) shall indicate, by any act or omission, its consent to, approval of or acquiescence in any such petition, application, case, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more;

            (f) Borrower or any Guarantor shall die, be liquidated, dissolved, partitioned or terminated, or the charter or certificate of authority thereof shall expire or be revoked;

            (g) A default or event of default shall occur under any of the other Loan Documents;

            (h) Borrower or any Guarantor shall default in the timely payment or performance of any obligation now or hereafter owed to Lender in connection with any other indebtedness of Borrower or any Guarantor now or hereafter owed to Lender;

            (i) Lender shall reasonably suspect the occurrence of one or more of the aforesaid events of default and Borrower, upon the written request of Lender, shall fail to provide evidence reasonably satisfactory to Lender that such event or events of default have not in fact occurred; or

            (j) Lender in good faith shall deem itself insecure.

      VII.2 ACCELERATION OF MATURITY; REMEDIES. Upon the occurrence of any Event of Default described in SUBSECTION 7.1(D) hereof as it relates to Borrower, the indebtednesses evidenced by the Note as well as any and all other indebtedness of Borrower to Lender shall be immediately due and payable in full; and upon the occurrence of any other Event of Default described above (including but not limited to SUBSECTION 7.1(D) hereof as it relates to any Guarantor), Lender at any time thereafter may at its option accelerate the maturity of the indebtednesses evidenced by the Note as well as any and all other indebtedness of Borrower to Lender; all without notice of any kind. Upon the occurrence of any such Event of Default and the acceleration of the maturity of the indebtednesses evidenced by the Note:

            (a) Lender shall be immediately entitled to exercise any and all rights and remedies possessed by Lender pursuant to the terms of the Security Instruments and all of the other Loan Documents;

            (b) Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code; and

            (c) Lender shall have any and all other rights and remedies that Lender may now or hereafter possess at law, in equity or by statute.

      VII.3 RIGHT OF SETOFF. Without limitation of the foregoing, upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, without notice to Borrower or Guarantors (any such notice being expressly waived by Borrower and Guarantors), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by Lender or any of its affiliates, and any other indebtedness at any time owing by Lender or its affiliates to or for the credit or the account of Borrower or Guarantors, against any and all of the Secured Obligations, irrespective of whether Lender shall have made any demand under this Agreement or the Note or any other Loan Document and although such obligations may be unmatured. Lender agrees to notify Borrower or Guarantors (as applicable) within a reasonable time after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lender under this SECTION 7.3 are in addition to any other rights and remedies (including, without limitation, other rights of setoff) that Lender may have.

      VII.4 REMEDIES CUMULATIVE; NO WAIVER. No right, power or remedy conferred upon or reserved to Lender by this Agreement or any of the other Loan Documents is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, under any of the other Loan Documents or now or hereafter existing at law, in equity or by statute. No delay or omission by Lender to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Agreement and the other Loan Documents to Lender may be exercised from time to time and as often as may be deemed necessary by Lender.

      VII.5 PROCEEDS OF REMEDIES. Any or all proceeds resulting from the exercise of any or all of the foregoing remedies shall be applied as set forth in the Loan Document(s) providing the remedy or remedies exercised; if none is specified, or if the remedy is provided by this Agreement, then as follows:

            First, to the costs and expenses, including reasonable attorney's fees and expenses, incurred by Lender in connection with the exercise of its remedies;

            Second, to the expenses of curing the default that has occurred, in the event that Lender elects, in its sole discretion, to cure the default that has occurred;

            Third, to the payment of the Secured Obligations, including but not limited to the payment of the principal of and interest on the indebtednesses evidenced by the Note, in such order of priority as Lender shall determine in its sole discretion; and

            Fourth, the remainder, if any, to Borrower or to any other person lawfully thereunto entitled.


                                  ARTICLE VIII

                                  MISCELLANEOUS
                                  -------------

      VIII.1 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise would be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default if such action is taken or condition exists.

      VIII.2 PERFORMANCE BY LENDER. If Borrower or Corporate Guarantors shall default in the payment, performance or observance of any covenant, term or condition of this Agreement, Lender may, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Lender in connection therewith (including but not limited to reasonable attorney's fees and expenses), with interest thereon at the default rate provided in the Note (if none, then at the maximum rate from time to time allowed by applicable law), shall be immediately repaid to Lender by Borrower and Corporate Guarantors and shall constitute a part of the Secured Obligations and be secured hereby until fully repaid. Lender shall determine at its sole discretion the necessity for any such actions and of the amounts to be paid.

      VIII.3 COSTS AND EXPENSES. Borrower agrees to pay all costs and expenses incurred by Lender in connection with the making of the Loan, including but not limited to filing fees, recording taxes and reasonable attorney's fees and expenses, promptly upon demand of Lender. Borrower further agrees to pay all premiums for insurance required to be maintained pursuant to the terms of the Loan Documents and all of the out-of-pocket costs and expenses incurred by Lender in connection with the administration, servicing and/or collection of the Loan, including but not limited to reasonable attorney's fees and expenses, promptly upon demand of Lender.

      VIII.4 ASSIGNMENT. The Note, this Agreement and the other Loan Documents may be endorsed, assigned and/or transferred in whole or in part by Lender, and any such holder and/or assignee of the same shall succeed to and be possessed of the rights and powers of Lender under all of the same to the extent transferred and assigned. Lender may grant participations in all or any portion of its interest in the indebtednesses evidenced by the Note. Borrower shall not assign any of its rights nor delegate any of its duties hereunder or under any of the other Loan Documents without the prior express written consent of Lender.

      VIII.5 SUCCESSORS AND ASSIGNS INCLUDED IN PARTIES. Subject to the provisions of SECTION 8.4 hereof, whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors, successors-in-title and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of Borrower or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors-in-title and assigns, whether so expressed or not.

      VIII.6 THIRD PARTY BENEFICIARIES. This Agreement and the other Loan Documents are intended for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns, and shall not serve to confer any rights or benefits in favor of any person not a party hereto. No other person shall have any right to rely on this Agreement or the other Loan Documents, or to derive any benefit herefrom.

      VIII.7 TIME OF THE ESSENCE. Time is of the essence with respect to each and every covenant, agreement and obligation of Borrower and Guarantors hereunder and under all of the other Loan Documents.

      VIII.8 SEVERABILITY. If any provision(s) of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

      VIII.9 INTEREST AND LOAN CHARGES NOT TO EXCEED MAXIMUM ALLOWED BY LAW. Anything in this Agreement, the Note, the Security Instruments or any of the other Loan Documents to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of proceeds of the Loan, acceleration of the maturity of the unpaid balance of the Loan or otherwise, shall the interest and loan charges agreed to be paid to Lender for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. It is understood and agreed by the parties that, if for any reason whatsoever the interest or loan charges paid or contracted to be paid by Borrower in respect of the indebtednesses evidenced by the Note shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then IPSO facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Lender that exceed such maximum amounts shall be applied to the reduction of the principal balance(s) of the indebtednesses evidenced by the Note and/or refunded to Borrower so that at no time shall the interest or loan charges paid or payable in respect of the indebtednesses evidenced by the Note exceed the maximum amounts permitted from time to time by applicable law.

      VIII.10 ARTICLE AND SECTION HEADINGS; DEFINED TERMS. Numbered and titled article and section headings and defined terms are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Agreement.

      VIII.11 NOTICES. Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing and shall be delivered personally, telecopied or sent by certified mail or nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing by the party whose address is being changed and of which receipt has been acknowledged in writing. The date of personal delivery or telecopy or the date of mailing (or delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purposes of this Agreement:

            The address of Lender is:

                  SouthTrust Bank, National Association
                  230 Fourth Avenue North
                  8th Floor
                  Nashville, Tennessee  37219
                  Attention: Marci Osesek
                  Telecopy Number: 615/880-4004

            with copy to:

                  Bass, Berry & Sims PLC
                  2700 First American Center
                  Nashville, Tennessee  37238
                  Attention: Felix R. Dowsley, III
                  Telecopy Number:  615/742-2728

            The address of Borrower is:

                  European Micro Holdings, Inc.
                  6073 N.W. 167th Street, Unit C-25
                  Miami, Florida 33015
                  Attention: Frank Cruz
                  Telecopy Number: 305/825-7774

            with copy to:

                  Kirkpatrick & Lockhart LLP
                  Miami Center, 20th Floor
                  201 South Biscayne Boulevard
                  Miami, Florida 33131-2399
                  Attention: Clayton E. Parker, Esq.
                  Telecopy Number: 305/358-7095


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


            The addresses of Corporate Guarantors are:

                  American Micro Computer Center, Inc.
                  6073 N.W. 167th Street, Unit C-25
                  Miami, Florida 33015
                  Attention: Frank Cruz
                  Telecopy Number: 305/825-7774

                  Nor'easter Micro, Inc.
                  808 Third Avenue South
                  Nashville, TN 37210
                  Attention: Jay Nash
                  Telecopy Number: 615/254-9318

      VIII.12 INTEGRATION. This Agreement and the Loan Documents contain the entire agreement between the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto.

      VIII.13 INDEMNITY. Borrower and Corporate Guarantors hereby agree to defend, indemnify, and hold Lender harmless from and against any and all claims, damages, judgments, penalties, costs and expenses (including reasonable attorney's fees and expenses and court costs now or hereafter arising from the aforesaid enforcement of this clause) arising directly or indirectly from the activities of Borrower or Corporate Guarantors, their predecessors in interests, or third parties with whom they have a contractual relationship, or arising directly or indirectly from the violation of any law, whether such claims are asserted by any governmental agency or any other person. This indemnity shall survive the termination of this Agreement.

      VIII.14 JURY TRIAL WAIVER. BORROWER, CORPORATE GUARANTORS AND LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTER-CLAIM, WHETHER IN CONTRACT IN TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE LOAN DOCUMENTS.

      VIII.15 VENUE. All actions or proceedings in any way, manner or respect arising out of or from or related to this Agreement shall be litigated in courts having situs within the City of Nashville, State of Tennessee. Borrower and Corporate Guarantors hereby consent and submit to the jurisdiction of any local, state or federal courts located within said city and state.

      VIII.16 MISCELLANEOUS. This Agreement shall be construed and enforced under the laws of the State of Tennessee. No amendment, modification, termination or waiver of any provision of any Loan Document to which Borrower or either Corporate Guarantor is a party, nor consent to any departure by Borrower or either Corporate Guarantor from compliance with the terms of any Loan Document to which it is a party, shall be effective unless the same shall be in writing and signed on behalf of Lender by a duly authorized officer of Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.


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


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

                                     LENDER:

                                    SOUTHTRUST BANK, NATIONAL ASSOCIATION

                                    By:_____________________________
                                       Title:_______________________


                                    BORROWER:

                                    EUROPEAN MICRO HOLDINGS, INC.

                                    By:_____________________________
                                       Title:_______________________


                                    CORPORATE GUARANTORS:

                                    AMERICAN MICRO COMPUTER CENTER, INC.

                                    By:_____________________________
                                       Title:_______________________


                                    NOR'EASTER MICRO, INC.

                                    By:_____________________________
                                       Title:_______________________



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